EXHIBIT 99.1

                                G. William Eason
                             711 Forest Hills Drive
                              Wilmington, NC 28403

                                                 April 11, 2007

VIA FACSIMILE
AND FEDERAL EXPRESS
-------------------

MMC Energy, Inc.
26 Broadway, Suite 960
New York, NY 10004
Attn: Mr. Denis Gagnon

Re:      Demand to Inspect Stockholder List
         ----------------------------------

Dear Mr. Gagnon:

         The undersigned, G. William Eason, is the record owner of eight thousand sixty-one (8,061) shares of common stock, par value $.001 per share (the "Common Stock"), of MMC Energy, Inc., a Delaware corporation (the "Company"). Pursuant to Section 220 of the Delaware General Corporation Law (the "DGCL"), as the record owner of the shares of Common Stock stated above, the undersigned hereby demands, under oath, that the undersigned and its attorneys, representatives and agents be given, during regular business hours, the opportunity to inspect the following books, records and documents of the Company and to make copies or extracts therefrom:

         (a) A complete record or list of the holders of Common Stock of the Company, certified by the Company's transfer agent(s) and/or registrar(s), setting forth the name and address of, and the number of shares of Common Stock of the Company held by, each stockholder, (i) as of March 31, 2008, the record date (the "Record Date") for the 2008 Annual Meeting of Stockholders of the Company, including any adjournments, postponements, reschedulings or continuations thereof and any meeting which may be called in lieu thereof (the "2008 Annual Meeting"), and (ii) as of the most recent date such information is available;

         (b) Relating to the lists of stockholders referred to in paragraph (a), a magnetic computer tape or other electronic medium containing such lists, showing the name and address of each such stockholder and the number of shares of Common Stock registered in the name of each such stockholder as of the Record Date and as of the most recent date such information is available, together with the computer processing data necessary for the undersigned and its attorneys, representatives and agents to make use of such list on magnetic computer tape or other electronic medium and a hard copy printout of such list in order of descending balance for verification purposes;

         (c) All daily transfer sheets showing changes in the names and addresses of the holders of Common Stock and the number of shares of Common Stock of the Company held by the Company's stockholders that are in or come into the possession of the Company or its transfer agent, or that can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trusts or their nominees from the dates of the stockholder lists referred to in paragraph (a);

         (d) A stop transfer list or stop list relating to any shares of Common Stock of the Company and any additions, deletions, changes or corrections made thereto;

         (e) All information in or that comes into the Company's or its transfer agent(s)' or registrar(s)' possession or control or that can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trusts or their nominees relating to the names and addresses of and number of shares of Common Stock of the Company held by the participating brokers and banks named in the individual nominee names of Cede & Co. or other similar depositories or nominees, including respondent bank lists, and all omnibus proxies and related respondent bank proxies and listings issued pursuant to Rule 14b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

         (f) All information in or that comes into the Company's possession or that can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trusts or their nominees relating to the names of the non-objecting beneficial owners of the Common Stock of the Company pursuant to Rule 14b-1 or Rule 14b-2 under the Exchange Act, on magnetic computer tape or other electronic medium, such computer processing data as is necessary for the undersigned and its attorneys, representatives and agents to make use of such information on magnetic computer tape or other electronic medium, and a hard copy printout of such information in order of descending balance for verification purposes (the "non-objecting beneficial owners" or "NOBO list"). If such information is not in the Company's possession, custody or control, such information should be requested from Broadridge Financial Solutions.

         For purposes of the foregoing demand, the undersigned hereby requests that the Company provide or otherwise make available all such information as of the Record Date and as of the most recent date such information is available.

         The undersigned further demands that all modifications, additions or deletions to any and all information referred to above be immediately furnished as such modifications, additions or deletions become available to the Company or its agents or representatives from the date hereof until the 2008 Annual Meeting.

         The undersigned will bear the reasonable costs incurred by the Company including those of its transfer agent(s) or registrar(s) in connection with the production of the information demanded.

         The purpose of this demand is to enable the undersigned, in accordance with applicable law, to communicate with the Company's stockholders on matters relating to their interests as stockholders, to conduct a proxy solicitation of the holders of the Company's Common Stock to, among other things, elect new directors and to facilitate and support that solicitation.

         The undersigned hereby designates and authorizes Energy Holdings Limited LLC and Chadbourne & Parke LLP, and any persons designated by either Energy Holdings Limited LLC or Chadbourne & Parke LLP, acting singly or in any combination, to conduct the inspection and copying herein requested. Please advise the undersigned at 1.888.353.1113 as to the time and place when the requested information will be made available in accordance with this demand. Pursuant to Section 220 of the DGCL, you are required to respond to this demand within five (5) business days.

         If the Company contends that this request is incomplete or is otherwise deficient in any respect, please notify the undersigned immediately in writing, with a copy to Edward P. Smith of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, NY 10112; Facsimile: 212.541.5369, setting forth the facts that the Company contends support its position and specifying any additional information believed to be required. In the absence of such prompt notice, the undersigned will assume that the Company agrees that this request complies in all respects with the requirements of the DGCL. The undersigned reserves the right to withdraw or modify this request at any time.

                                                 Very truly yours,


                                                 /s/ G. William Eason
                                                 -------------------------------
                                                 G. William Eason

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STATE OF NORTH CAROLINA    )
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                           ) SS:
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COUNTY OF NEW HANOVER      )
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         G. WILLIAM EASON, having been first duly sworn, deposes and says that he is authorized to execute the foregoing demand for inspection pursuant to
Section 220 of the Delaware General Corporation Law and to make the demand designations, authorizations and representations contained therein, and that the facts and statements contained in the foregoing demand for inspection are true and correct.




                                                 /s/ G. William Eason
                                                 -------------------------------
                                                 G. William Eason


SWORN TO AND SUBSCRIBED before me this
11th day of April, 2008.



/s/ Traci M. Bayse
--------------------------------
Notary Public